November 26, 2007

Camden Learning Corporation
500 East Pratt Street
Suite 1200
Baltimore, MD 21202

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19 th floor
New York, NY 10020

Re:	Camden Learning Corporation (the “ Company”)

Gentlemen:

The undersigned, in consideration of Morgan Joseph & Co. Inc. (“ Morgan Joseph”) entering into a letter of intent (“ Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“ IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XV hereof):

I.     (1)   In the event the Company fails to consummate a Business Combination within 24 months from the effective date (the “ Effective Date”) of the registration statement relating to the IPO (the “ Termination Date”), the undersigned shall, in accordance with all applicable requirements of the Delaware General Corporation Law (the “ DGCL”), (i) cause the Trustee to liquidate the Trust Account to the holders of the IPO Shares and (ii) take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable.

  (2)   Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (“ Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

(3)   The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor, service provider, prospective target business, creditor or other entity that is owed money by the Company for services rendered or products sold to the Company or the claims of any target businesses, subject to the following limitations: (i) such indemnification will only be made insofar as the Company did not obtain a waiver from such party of such party’s rights or claims to the Trust Account as required under the Underwriting Agreement entered into between the Company and Morgan Joseph and (ii) such indemnification will be made only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account (as defined in the Letter of Intent) below the amount necessary in order for each holder of IPO Shares to receive a liquidation amount of at least $7.92 per IPO Share owned by such holder.

(4)   In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

(5)   The undersigned agrees to take all such action reasonably necessary to request its members make capital contributions to it in order for it to be able to satisfy its obligations under Sections (3) and (4) above.

II.  In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees, in accordance with the Right of First Refusal Agreement, to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of (i) the consummation by the Company of a Business Combination or (ii) the dissolution of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

III.  The undersigned acknowledges and agrees the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. and is reasonably acceptable to Morgan Joseph that the Business Combination is fair to the Company’s stockholders from a financial perspective.

IV.     (1) Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned (“ Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company by the Company prior to the consummation of a Business Combination; provided that commencing on the Effective Date, the undersigned shall be allowed to charge the Company $7,500 per month, to compensate it for certain general and administrative services, including but not limited to receptionist, secretarial and general office services, that it will provide to the Company.

(2)   The undersigned shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination, only (a) from funds not held in the Trust Account or (b) upon the consummation of a Business Combination.

V.   (1) Neither the undersigned, any member of the family of the undersigned, nor any Affiliate will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate originates a Business Combination.

(2) The undersigned’s Questionnaire previously furnished to the Company and Morgan Joseph is true and accurate in all respects as of the date first written above.

(3)   The undersigned represents and warrants:

(a)    it is not subject to or a respondent in any legal action for, any injunction relating to, or any cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)    it has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and is not currently a defendant in any such criminal proceeding; and

(c)    it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

VI.  The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

VII.  The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“ Information”). Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection; provided , that Morgan Joseph shall maintain the confidentiality of any information received pursuant thereto, and further shall not transfer, or cause or permit the transfer of, such information to any other person or party, or use such information other than in connection with the IPO, in each case without the express written consent of the undersigned.

VIII.  In connection with the vote required to consummate a Business Combination, the undersigned agrees it will vote (A) all shares of common stock owned by it (either directly or indirectly) prior to the IPO (the “ Insider Shares”), in accordance with the majority of the votes cast by the holders of the IPO Shares and (B) all shares of common stock acquired in or following the IPO “for” a Business Combination.

IX. The undersigned hereby agrees not to propose, or vote in favor of, any amendment to the Company’s Certificate of Incorporation that requires the affirmative vote of at least 95% of the IPO Shares. This paragraph may not be modified or amended under any circumstances.

X.  The undersigned will escrow all of the Insider Shares beneficially owned by it , if any, for the period commencing on the Effective Date and ending on the first anniversary following a Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

XI.  The undersigned will escrow its warrants purchased in a private placement immediately prior to the IPO until the 90th day after the date of the consummation of the initial Business Combination, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company.

XII.  The undersigned hereby waives its right to exercise redemption rights with respect to any Insider Shares owned or to be owned by the undersigned, directly or indirectly, and agrees that it will not seek redemption with respect to such shares in connection with any vote to approve a Business Combination.

XIII.  The undersigned hereby agrees to place limit orders to purchase up to $4,000,000 of Company common stock in the open market commencing ten business days after the Company files a Current Report on form 8-K announcing the execution of a definitive agreement for a Business Combination and ending on the business day immediately preceding the date of the meeting of stockholders at which a Business Combination is to be approved. The undersigned acknowledges such purchases will be made in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, at a price of not more than the per share amount held in the Trust Account (less taxes payable) as reported in such 8-K and will be made by a broker-dealer mutually agreed upon by the undersigned and Morgan Joseph in such amounts and at such times as such broker-dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per share purchase price. To the extent that the aggregate amount of such purchases is less than $4,000,000, the undersigned agrees to purchase from the Company, and the Company agrees to sell to the undersigned, a number of units identical to the units offered in the IPO at a price of $8.00 per unit in a private placement to be completed immediately prior to the consummation of a business combination until it has purchased, together with the above-referenced open market purchases, an aggregate of $4,000,000 of Company common stock.

XIV.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “ Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on its behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Morgan Joseph and appoint a substitute agent acceptable to each of the Company and Morgan Joseph within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

XV.  As used herein, (i) a “ Business Combination” shall mean a merger, capital stock exchange, asset acquisition or other similar business combination between the Company and one or more operating businesses in the education industry; (ii) “ Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (iv) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO; (v) “Trustee” shall mean Continental Stock Transfer & Trust Company and (vi) “Right of First Refusal Agreement” refers to such agreement executed by all the officers and directors in connection with the transactions contemplated hereby.

XVI.  This letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

[Signature Page to Follow]

Camden Learning, LLC

By: Camden Partners Strategic III, LLC Its: Manager

By: Camden Partners Strategic Manager, LLC Its: Managing Member

By:
Donald W. Hughes Managing Member